EQUITABLE

Equitable Financial Life Insurance Company

STRUCTURED CAPITAL STRATEGIES® INCOME Series B

Application for an Individual Flexible Premium Variable and Index-Linked Deferred Annuity

The Annuity Account Value attributable to allocations to the Investment Options of the Separate Accounts are variable and are not guaranteed as to dollar amount.

Administrative Office:
Regular Mail:
Equitable
Retirement Service Solutions
PO Box 1424
Charlotte, NC 28201-1424
Express Mail:
Equitable
Retirement Service Solutions
8501 IBM Dr, Ste 150-IR
Charlotte, NC 28262-4333

For Assistance, please call 888-517-9900 or visit www.equitable.com

PLEASE PRINT

1. Contract Type

REQUIRED

Choose a Contract Type.

☐ Non-Qualified (NQ)
☐ Traditional IRA
☐ Roth IRA
☐ SEP IRA
☐ Qualified Plan Defined Contribution (DC)
☐ Qualified Plan Defined Benefit (DB)

2. Total Initial Contribution(s)

REQUIRED

Initial Contribution $__________ (Minimum: $25,000) **Estimated Value Required In Case of Transfer**

Specify Method(s) of Payment:

☐ Check or Wire (make check payable to: **Equitable**)
☐ **1035 Exchange** (from **Single** Owner contract, NQ only)
☐ **1035 Exchange** (from **Joint** Owner contract, NQ only)
☐ CD or Mutual Funds Proceeds (NQ)
☐ Rollover (IRA, Roth IRA or SEP IRA)
☐ Employer Contribution to SEP IRA **(Employee contributions not permitted)**
☐ Direct Transfer (IRA, Roth IRA or SEP IRA)

☐ Financial Professional/Client will request funds
(Equitable's assistance in collecting funds not required.)
(IRA or Roth IRA)

3. Account Registration **(Must be a legal resident of U.S. or U.S. territories)**

REQUIRED

(Check one)

☐ **Individual**

The Owner types below require additional form(s). See the New Business Form Booklet for more information.

☐ **Trust** ☐ **Qualified Plan Trust (DC/DB)** ☐ **Other Non-Natural Owner** ☐ **Custodian (IRA/ROTH)**

A. Owner

REQUIRED

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** __________ **Mobile number #** __________

Email Address __________

Owner Name __________
(First) **(Middle Initial)** **(Last)**

Employer Name (for SEP IRA contracts only) __________

Owner Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **EIN** ☐ **ITIN** __________

____
U.S. Primary Resident Address only – No P.O. Box | City | State | Zip Code

If your Mailing Address is different from the Primary Residential Address above, please provide your Mailing Address in Section 13.

Home Office: 1290 Avenue of the Americas, New York, NY 10104
X04605_National
2021 SCSI APP B
Cat. No. 163942
Structured Capital Strategies® Income
Page 1 of 9

3. Account Registration (cont'd)

REQUIRED

B. PATRIOT Act Information

Owner must complete this section. If the owner is not an individual, the annuitant must complete this section.

U.S. Citizen ☐ Yes ☐ No

If **no,** check either: ☐ U.S. Visa (Complete below) or ☐ Permanent Resident (Green Card) (Copy of document required)

U.S. Visa Type (if applicable)

C. Successor Owner

(Must be a legal resident of U.S. or U.S. territories) All markets except Qualified Plans

For Joint Life only. Must be Owner's spouse.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Mobile number #** ______

Name ______
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Resident Address only – No P.O. Box | City | State | Zip Code

Email Address ______

Successor Owner Form of Identification (Check one) ☐ Valid Driver's License ☐ Passport ☐ State Issued ID

Identification Number | Exp. Date (MM/DD/YYYY)

If you are applying for an NQ contract, you can give the Successor Owner full ownership rights by checking the "Yes" box below. **If you checked "1035 Exchange from Joint Owner" in Section 2, you <u>must</u> check "Yes" below. <u>Do not</u> check if you checked "1035 Exchange from Single Owner."**

☐ **Yes**, Successor Owner will have full ownership rights

D. Annuitant

(Required if other than Owner.) Annuitant must complete the PATRIOT Act Information section 3B if the owner is NOT an individual.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Mobile number #** ______

Name ______
(First) **(Middle Initial)** **(Last)**

Taxpayer Identification Number (Check one) ☐ **SSN** ☐ **ITIN** ______

U.S. Primary Residential Address only – No P.O. Box | City | State | Zip Code

E. Joint Annuitant

Only complete this section if this is a NQ 1035 Exchange of a contract with existing joint annuitants who are spouses.

☐ **Male** ☐ **Female** **Date of Birth (MM/DD/YYYY)** ______ **Mobile number #** ______

Name (First) (Middle Initial) (Last) **Taxpayer Identification Number (Check one)** ☐ **SSN** ☐ **ITIN**

U.S. Primary Residential Address only – No P.O. Box | City | State | Zip Code

X04605_National

2021 SCSI APP B

Structured Capital Strategies® Income
Page 2 of 9

4. Beneficiary(ies) (Please use Special Instructions Section for Additional Beneficiaries.)

REQUIRED

Enter the beneficiaries full name below. Unless otherwise indicated, proceeds will be divided equally.

A. Primary

1. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Primary Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

B. Contingent

1. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

2. ______________________ ______% ______________________
Contingent Beneficiary Name — Relationship to Owner[1]

☐ SSN ☐ EIN ☐ ITIN ______________________ ______________________
Date of Birth (MM/DD/YYYY)

______________________ ______________________
Address — Phone #

[1] Enter the relationship to the annuitant when the Owner is not an Individual.

5. Guaranteed Lifetime Withdrawal Benefit (GLWB) Election

Owner & Successor Owner issue ages 45-80
Qualified Plan issue ages 45-75 (DB,DC)

REQUIRED

Your contract will be issued with a GLWB rider, which has a charge. You must check one of these options below (required)

You should read the prospectus and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply before making a selection. Your selection may not be changed once the contract is issued.

☐ Yes, I wish to elect the **Level Income Option.**

Under this option the income rate does not decrease throughout the duration of the contract, even if the account value falls to zero by other than an excess withdrawal, and may increase in accordance with the contract terms.

☐ Yes, I wish to elect the **Accelerated Income Option.**

This option provides a higher income rate when the account value is greater than zero and a lower income rate if the account value falls to zero by other than an excess withdrawal. The lower rate may be significantly lower than the higher rate, resulting in a significant decrease in income when the account value falls to zero. Please see your applicable Rate Sheet Supplement and prospectus for specific information regarding the amount of the reduction before selecting this option. One or both rates may increase in accordance with the contract terms.

Type of Benefit

REQUIRED

1. ☐ **Single Life**
2. ☐ **Joint Life- Spousal Only** (Not available for QP contracts) **Must complete Successor Owner section 3C. If non-Natural Owner, complete Joint Annuitant Section 3E.**

6. Optional Death Benefit Election

Your contract will be issued with a Return of Premium Death Benefit (ROP DB) at no additional cost unless you instead elect the Highest Anniversary Value Death Benefit (HAV DB).

☐ Yes, I wish to elect Highest Anniversary Value Death Benefit (HAV DB) Issue Ages 45-75

X04605_National
Structured Capital Strategies® Income
2021 SCSI APP B
Page 3 of 9

6. Optional Death Benefit Election (cont'd)

This optional Highest Anniversary Value Death Benefit (HAV DB) rider can be purchased for an additional charge and may only be chosen at the time of application. You should read the prospectus and applicable supplements for more complete information including the limitations, restrictions, charges and other information that apply before making a selection. Once elected, the Highest Anniversary Value Death Benefit (HAV DB) rider cannot be voluntarily terminated from the contract.

7. Segment Performance Cap Rate Hold

REQUIRED

This option may only be elected at the time of application. You should read the prospectus, disclosure below and on page 6 and applicable supplements for more complete information including the limitations, restrictions and other information that apply to this option before making an election.

☐ **Yes, I wish to elect the Segment Performance Cap Rate Hold** and invest in segments based on the rates as of the Application Received Date. The rates will be applied to all segments starting on or before the Rate Hold Expiration Date, which is the segment start date on or immediately following 30 days after the Application Received Date.

OR

☐ **No, I do not wish to elect the Segment Performance Cap Rate Hold** and I understand that I will be invested in segments based on current rates as of the segment start date.

• I understand that the secured Performance Cap Rate that will be applied to any amount that is invested in a Segment on or before the Rate Hold Expiration Date may be lower than the Performance Cap Rate otherwise in effect on any Segment Start Date during that period , and therefore electing the Segment Performance Cap Rate Hold does not guarantee me a higher Performance Cap Rate than the Performance Cap Rate that would have otherwise been applied to my investment in a Segment had I not elected the Segment Performance Cap Rate Hold.

• The Segment Performance Cap Rate Hold does not begin until the Application Received Date, and therefore it is possible that the secured Segment Performance Cap Rate applicable to investment in a Segment may be lower than the Performance Cap Rate in effect on the date that I sign this application.

• Any investment in a Segment that I make after the Rate Hold Expiration Date will not receive the secured Segment Performance Cap Rate. If my application is incomplete when submitted, it may take additional time for my application to be finalized and for certain investment to a Segment to be received by Equitable; in such situations I understand that the Rate Hold Expiration Date is not extended and therefore it may be more likely that those investments in a Segment do not receive the Segment Performance Cap Rate Hold.

• Dollar Cap Averaging in Section 8 is not available if the Segment Performance Cap Rate Hold is elected.

8. Dollar Cap Averaging (DCA) **Optional** (Not available if "Yes" elected for Segment Performance Cap Rate Hold in section 7)

Check box for one time period. ☐ 3 months ☐ 6 months

By checking one of the two boxes above, I acknowledge that:

- 100% of the initial contribution will be allocated to DCA.
- The initial DCA transfer will occur on the Segment Start Date following the contract date, unless the Segment Start Date is the same as the contract date, then the initial transfer will occur on the contract date.
- The initial DCA transfer will be the Segment Start Date (SSD) on or immediately following establishing the DCA program. Each subsequent DCA transfer will occur on the SSD on or immediately following the monthiversary of the initial DCA transfer.
- You must complete Section 9A below. Section 9B is not available if DCA is elected.
- The DCA account invests in the EQ/Money Market fund.
- The funds will be systematically transferred monthly from the DCA account into Segment Type Holding Accounts and will be transferred to the Segment(s) on the Segment Start Date if all the Segment Participation Requirements are met.

9. Investment Selection

REQUIRED

- You must complete Section 9A below. Section 9B is not available if DCA is elected.
- All future contributions will be allocated according to the percentages below unless indicated otherwise.
- If you elected DCA in section 8, your initial contribution will be allocated 100% to the DCA EQ/Money Market and the DCA transfers will be allocated according to your allocation instructions provided below.

9A. Structured Investment Option: Segment Selection (Please use whole percentages)

If you elect any of the Segment Types listed below, once amounts are received, they will be first placed in a Segment Type Holding Account until your Segment(s) becomes available on the Segment Start Date. At that time, your funds will be allocated per your selection(s) below provided that all Segment Participation Requirements specified in the Contract are met.

X04605_National
Structured Capital Strategies® Income
2021 SCSI APP B
Page 4 of 9

9. Investment Selection (cont'd)

Segment Type	Contribution Allocation %	Segment Type	Contribution Allocation %
Standard Segments		**Annual Lock Segments**	
S&P 500 Standard 1 Year -10% Buffer	____%	S&P 500 Annual Lock 3 Year -10% Buffer	____%
S&P 500 Standard 1 Year -15% Buffer	____%	Russell 2000 Annual Lock 3 Year -10% Buffer	____%
Russell 2000 Standard 1 Year -10% Buffer	____%	MSCI EAFE Annual Lock 3 Year -10% Buffer	____%
Russell 2000 Standard 1 Year -15% Buffer	____%	NASDAQ 100 Annual Lock 3 Year -10% Buffer	____%
MSCI EAFE Standard 1 Year -10% Buffer	____%	**Dual Direction Segments**	
MSCI EAFE Standard 1 Year -15% Buffer	____%	S&P 500 Dual Direction 1 Year -10% Buffer	____%
NASDAQ 100 Standard 1 Year -10% Buffer	____%	Russell 2000 Dual Direction 1 Year -10% Buffer	____%
NASDAQ 100 Standard 1 Year -15% Buffer	____%	MSCI EAFE Dual Direction 1 Year -10% Buffer	____%
EURO STOXX 50 Standard 1 Year -10% Buffer	____%	NASDAQ 100 Dual Direction 1 Year -10% Buffer	____%
EURO STOXX 50 Standard 1 Year -15% Buffer	____%	S&P 500 Dual Direction 3 Year -10% Buffer	____%
MSCI Emerging Markets Standard 1 Year -10% Buffer	____%	S&P 500 Dual Direction 3 Year -15% Buffer	____%
MSCI Emerging Markets Standard 1 Year -15% Buffer	____%	Russell 2000 Dual Direction 3 Year -10% Buffer	____%
S&P 500 Standard 3 Year -10% Buffer	____%	Russell 2000 Dual Direction 3 Year -15% Buffer	____%
S&P 500 Standard 3 Year -15% Buffer	____%	MSCI EAFE Dual Direction 3 Year -10% Buffer	____%
Russell 2000 Standard 3 Year -10% Buffer	____%	MSCI EAFE Dual Direction 3 Year -15% Buffer	____%
Russell 2000 Standard 3 Year -15% Buffer	____%	NASDAQ 100 Dual Direction 3 Year -10% Buffer	____%
MSCI EAFE Standard 3 Year -10% Buffer	____%	NASDAQ 100 Dual Direction 3 Year -15% Buffer	____%
MSCI EAFE Standard 3 Year -15% Buffer	____%	**Enhanced Upside Segments**	
NASDAQ 100 Standard 3 Year -10% Buffer	____%	S&P 500 Enhanced Upside 110% 3 Year -10% Buffer	____%
NASDAQ 100 Standard 3 Year -15% Buffer	____%	S&P 500 Enhanced Upside 110% 3 Year -15% Buffer	____%
Step Up Segments		Russell 2000 Enhanced Upside 110% 3 Year -10% Buffer	____%
S&P 500 Step Up 1 Year -10% Buffer	____%	Russell 2000 Enhanced Upside 110% 3 Year -15% Buffer	____%
Russell 2000 Step Up 1 Year -10% Buffer	____%	MSCI EAFE Enhanced Upside 110% 3 Year -10% Buffer	____%
MSCI EAFE Step Up 1 Year -10% Buffer	____%	MSCI EAFE Enhanced Upside 110% 3 Year -15% Buffer	____%
NASDAQ 100 Step Up 1 Year -10% Buffer	____%	NASDAQ 100 Enhanced Upside 110% 3 Year -10% Buffer	____%
		NASDAQ 100 Enhanced Upside 110% 3 Year -15% Buffer	____%

9B. Variable Investment Option
(Please use whole percentages)

EQ/Money Market ____%

9C. Contribution Allocation Total

***Structured Investment Option Total* ____% + *Variable Investment Option Total* ____% = 100%**

10. Broker Transfer Authority Disclosure

☐ **Yes.** I have granted authority to each of my Financial Professional(s), which are listed below, to act as my agent and provide to Equitable Investment Option transfer instructions in writing, by telephone or electronically, and I hereby authorize and direct Equitable to act on such instructions. I understand and acknowledge that Equitable (i) may rely in good faith on the stated identity of the person(s) placing such instructions, and (ii) will have no liability for any claim, loss, liability, or expense that may arise in connection with such instructions. Equitable will continue to act upon this authorization until such time as we receive written notification in our Processing Office that broker transfer authority has been terminated. Upon receipt of such notification, Equitable will terminate the Financial Professional's ability to provide transfer instructions on your behalf. Equitable may (i) change or terminate telephone or electronic or overnight mail transfer procedures at any time without prior notice, and (ii) restrict fax, internet, telephone and other electronic transfer services because of disruptive transfer activity.

11. Current Insurance

BOTH questions in the Owner Response and the Financial Professional Response columns must be completed and match for the contract to be issued.

REQUIRED

Replacement Questions	Owner Response	Financial Professional Response
1. Do you have any other existing life insurance or annuities? *(If yes, a Requirements Questionnaire (which is Equitable's state replacement form) is required even if you answer no for question 2)*	☐ Yes ☐ No	☐ Yes ☐ No
2. Will any existing life insurance or annuity be (or has it been) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the Contract applied for will be issued on the life of the Owner? *(If yes, complete the following below and submit a Requirements Questionnaire, (which is Equitable's state replacement form), if required.)*	☐ Yes ☐ No	☐ Yes ☐ No

X04605_National

2021 SCSI APP B

Structured Capital Strategies® Income
Page 5 of 9

11. Current Insurance (cont'd)

Please list the contract(s) below that will be used to fund this new Equitable contract

COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.
COMPANY	TYPE OF PLAN	YEAR ISSUED	CONTRACT NO.

12. Fraud Warnings

Alabama/Arkansas/Louisiana/New Mexico/Rhode Island/West Virginia: Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Colorado/District of Columbia/Kentucky/ Maine/Tennessee/Washington:** WARNING: It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or a denial of insurance benefits. • **Delaware/Indiana/ Oklahoma:** WARNING: Any person who knowingly and with intent to injure, defraud or deceive an insurer, files a statement of claim containing any false, incomplete, or misleading information is guilty of a felony. • **Kansas:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false Information or conceals, for the purpose of misleading, information concerning any fact material thereto may be guilty of insurance fraud as determined by a court of law. • **Maryland:** Any person who knowingly or willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly or willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison. • **Ohio:** Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud. • **Texas:** Any person who knowingly and with intent to defraud any insurance company files an application or statement of claims containing any materially false, misleading or incomplete information may be guilty of a crime which may be punishable under state or federal law.• **Vermont:** Any person who knowingly presents a false statement in an application for insurance may be guilty of a criminal offense and subject to penalties under state law. • **All other states:** Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or a statement of claim containing any materially false information, or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

13. Special Instructions

Attach a separate sheet if additional space is needed. For Owners whose Mailing Address differs from their Primary Residential Address in Section 3, please complete the following:

Mailing Address — P.O. Box accepted	City	State	Zip Code

14. Signature and Acknowledgements

GENERAL DISCLOSURE. BY SIGNING BELOW, I / WE UNDERSTAND AND ACKNOWLEDGE THAT:

- **I/We are applying for an Individual Variable and Equity Index Linked Deferred Annuity**
- **ACCOUNT VALUE(S) ATTRIBUTABLE TO ALLOCATIONS TO THE VARIABLE INVESTMENT OPTIONS AND THE STRUCTURED INVESTMENT OPTION, I MAY ELECT, MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.**
- Amounts I allocate to any of the Segment Types will first be allocated to the applicable Segment Type Holding Account, with the exception of (i) maturing Segments for which the allocation instructions on file are to allocate directly to another Segment; or (ii) amounts that I allocate to a Segment Type on a Segment Start Date (and which are received or held by Equitable on the Segment Start Date), which will be allocated directly to the selected Segment.
- Each Segment in the Structured Investment Option provides a rate of return tied to the performance of a specified index. The Segments are not index funds and do not invest in underlying mutual funds that hold investments tracked by a specified index.
- The Annual Lock Performance Cap Rate does not change during the duration of the Annual Lock Segment. The Annual Lock Segment performance may be different than that of the other segments of similar duration or that track similar indices.

X04605_National
2021 SCSI APP B
Structured Capital Strategies® Income
Page 6 of 9

14. Signature and Acknowledgements
• The Segment Rate of Return for Segments using one Segment Option may differ from Segments using different Segment Options even though the Segments have similar durations and/or track similar indices. In addition, because of the way the Segment Rate of Return is calculated for Step Up and Dual Direction Segments, I understand that in certain circumstances a very small difference in the Index Performance Rate can result in a much larger difference in the Segment Rate of Return for those Segments.
• For Enhanced Upside Segments, the Segment Rate of Return—inclusive of any application of the Enhanced Upside Rate—is always subject to, and thus limited by, the Performance Cap Rate. This means that even if the Index Performance Rate multiplied by the Enhanced Upside Rate is greater than the Performance Cap Rate, the Segment Rate of Return will equal the Performance Cap Rate.
• The prospectus and applicable supplements contain more complete information including the limitations, restrictions and conditions that apply to the Contract.
• Amounts withdrawn from the Contract may be subject to a withdrawal charge.
• In the case of IRAs and Qualified Plans, by signing this application I acknowledge that I am buying the Contract for its features and benefits other than tax deferral. IRAs and Qualified Plans derive tax deferral from the Internal Revenue Code • and therefore the tax deferral feature of the Contract does not provide additional benefits.
• Under penalty of perjury, I acknowledge that all the Taxpayer Identification Numbers in Sections 3 and 4 are correct.
• All information and statements furnished in this application are true and complete to the best of my knowledge and belief.
• Equitable may accept amendments to this application provided by me or under my authority.
No Financial Professional has the authority to make or modify any Contract on behalf of Equitable, or to waive or alter any of Equitable’s rights and regulations. Equitable must agree to any change made to the Contract, or to the age at issue, in writing signed by an officer of the company.
• Structured Capital Strategies® Income is not sponsored, endorsed, or promoted by MSCI, and MSCI bears no liability with respect to such product or any index on which such product is based. The prospectus contains a more detailed description of the limited relationship that MSCI has with Equitable and any related products.
• The S&P 500® Price Return Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed for use by Equitable. Structured Capital Strategies® Income is not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P or any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow
Jones Indices makes no representation or warranty, express or implied, to the owners of the Structured Capital Strategies® Income contract.
•BENEFIT DISCLOSURE. I/WE UNDERSTAND AND ACKNOWLEDGE THAT:
• There are additional charges for certain guaranteed benefit riders. Please see your prospectus for additional information. Your age on the issue date of your contract may impact the extent to which you can participate in certain contract
• features. Please see your prospectus for additional information regarding the contract’s features and benefits.
The age requirements for all guaranteed benefits are based on the Owner’s age(s) at the time the contract is issued, • regardless of the Owner’s age(s) when the application is signed.
The benefit base(s) does not represent an Account Value or Cash Value. The benefit base(s) cannot be split in connection • with a divorce.
A guaranteed benefit may be of limited use if required minimum distributions apply, now or in the future, to my Contract because withdrawals that are made from this Contract to meet the required amount may significantly reduce the benefit. However, if I elect the Automatic Required Minimum Distribution (RMD) Withdrawal Service, one withdrawal per contract year of my required minimum distributions made through the automatic Required Minimum Distribution (RMD) Withdrawal Service will not reduce my Income Base. Such withdrawal will reduce the Highest Anniversary Value Death Benefit (HAV
• DB) base on a dollar for dollar basis, and the Return of Premium Death Benefit (ROP DB) benefit base on a pro-rata basis.
• Withdrawals under the Contract may reduce my benefits.
If you take a withdrawal from, or transfer out of, a Segment before the Segment Maturity Date, we calculate the Segment Interim Value (“SIV”) for that Segment. The SIV may be less than the Segment Investment and may be less than the Segment Maturity Value would have been on the Segment Maturity Date. Any such withdrawal or transfer will reduce the
• Segment Investment and the reduction may be greater than the dollar amount of the withdrawal or transfer. Any change in ownership (except for certain non-natural ownership changes) will terminate all guaranteed benefits and the death benefit will become your account value.
By signing the enrollment form/application below, I acknowledge that I received the initial prospectus, I understand that all subsequent prospectus updates and supplements will be provided to me in paper format, unless I enroll in
Equitable’s Electronic Delivery Service. By signing this application, I acknowledge and agree to the elections I have made and understand the terms and conditions set forth in this application.
X04605_National Structured Capital Strategies® Income 2021 SCSI APP B    Page 7 of 9

14. Signature and Acknowledgements (cont'd)

CONTRACT STATE:

We will issue and deliver a contract to you based upon your state of primary residence. If you sign the application in a state other than your primary residence state:

I acknowledge that either: ☐ I have a second residence where the application was signed (the state of sale) ***or*** ☐ I work or maintain a business in the state where the application was signed (the state of sale). **(Check one)**

When you sign this application, you are agreeing to the elections that you have made in this application and acknowledge that you have read and understand the information.

REQUIRED

X ____

Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____

Successor Owner Signature | City, | State | Date (MM/DD/YYYY)

X ____

Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

X ____

Joint Annuitant's Signature (if other than Owner) | City, | State | Date (MM/DD/YYYY)

15. Financial Professional Information

REQUIRED

A. Did you (i) verify the identity by reviewing the driver's license/passport of the Owner, or in the case of an entity owner, obtain documentary evidence of entity's existence (e.g. articles of incorporation, trust agreement, etc.), and (ii) inquire about the source of the customer's assets and income? ☐ Yes ☐ No

B. Is the Proposed Owner/Annuitant, or is their family member or close associate, a government, political official or foreign military official? ☐ Yes ☐ No

If "Yes", please provide explanation of position and relationship ______________________

C. Is the Proposed Owner/Annuitant currently an Active Duty* Member of the Armed Forces? ☐ Yes ☐ No

(If Yes, you must also submit a completed and signed LIFE INSURANCE/ANNUITY DISCLOSURE TO ACTIVE DUTY MEMBERS OF THE ARMED FORCES).

* Active Duty means full-time duty in active military service of the United States and includes members of the reserve component (National Guard and Reserve) while serving under published orders for active duty or full-time training. It does not include members of the reserve component who are performing active duty or active duty for training under military calls or orders specifying periods of less than 31 calendar days.

D. KANSAS ONLY: I/we further acknowledge that this transaction is in accord with the Company's written statement with respect to the acceptability and appropriateness of replacements. The Question below must be completed to the best of your knowledge.

Will this contract replace or use cash values of any existing life insurance or annuity with this or any other company? ☐ Yes ☐ No

If the annuity being purchased is intended to replace or use cash values of any existing life insurance or annuity with this or any other company, please complete the Requirements Questionnaire (which is Equitable's state replacement form).

If the Contract applied for replaces any existing life insurance or annuity with this or any other company, I attest that I have reviewed the potential advantages and disadvantages of the proposed transaction.

2021 SCSI APP B
X04605_National
Structured Capital Strategies® Income
Page 8 of 9

REQUIRED 15. Financial Professional Information (cont’d) R
E q E. NORTH CAROLINA ONLY: I acknowledge that I have truly and accurately recorded on the application the information U provided by the Proposed Owner.    Yes No
I R The applicant understands that he/she is applying for an indexed-based annuity, and that while the values of E the policy may be affected by an external index, the policy does not directly participate in any stock or equity D investments.
X Financial Professional Signature Social Security Number Agent Code
% Print Name    Phone Number
Client Account Number Email Address Agent Location
X Financial Professional Signature Social Security Number Agent Code
% Print Name    Phone Number
Financial Professional Use Only. Contact your home office for option information.
Option I    Option II    Option III Once selected, option cannot be changed
Cat. No. 163942 X
04605_National Structured Capital Strategies® Income 2021 SCSI
APP B    Page 9 of 9